Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-147149 and 333-168800, and Form S-3 No. 333-180290) of Remark Media, Inc. of our report dated June 12, 2013, relating to the December 31, 2012, consolidated financial statements of Pop Factory, LLC and Subsidiaries, appearing in this Current Report on Form 8-K/A of Remark Media, Inc.

/s/ Cherry Bekaert LLP

Atlanta, GA

June 12, 2013